SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2015

PETRO RIVER OIL CORP.
(Exact name of Registrant as specified in its Charter)

Delaware	000-49760	9800611188
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1980 Post Oak Blvd., Suite 2020 Houston, TX 77056
(Address of principal executive offices)

(469) 828-3900
(Registrant’s Telephone Number)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

On February 27, 2015, Petro Spring I, LLC (“Petro Spring I”), a Delaware limited liability company indirectly wholly owned by Petro River Oil Corp. (the "Company"), consummated the previously announced acquisition of substantially all of the assets of Havelide GTL LLC ("Havelide"), consisting of certain patents and other intellectual property, trade secrets, and assets developed and owned by Havelide to produce a gasoline-like liquid and high-purity hydrogen from natural gas, at low temperature and at low pressure (the "Havelide Assets”).   Under the terms of the Asset Purchase Agreement filed with the Company’s Current Report on Form 8-K dated February 27, 2015 (“Havelide APA”), in consideration for the Havelide Assets, at closing the Company issued to Havelide 13,333,333 shares of common stock of the Company (“the Havelide Shares”) and a warrant to purchase an additional 26,666,667 shares of common stock at an exercise price of $0.25 per share (“Warrant”).

In addition, on February 27, 2015, Petro Spring II, LLC, a Delaware limited liability company indirectly wholly owned by the Company (“Petro Spring II”), consummated the acquisition of substantially all of the assets of Coalthane Tech LLC (“Coalthane”), pursuant to the terms of an Asset Purchase Agreement dated February 27, 2015 (“Coalthane APA”).   The assets acquired from Coalthane consist of intellectual property, trade secrets, and other proprietary technology to reduce the methane from coal-mines and other wells (“Coalthane Assets”).  The consideration paid for the Coalthane Assets consisted of 20.0 million shares of the Company’s common stock (the “Coalthane Shares”).

The foregoing description of the Havelide APA and the Coalthane APA does not purport to be complete and is qualified in its entirety by reference to the Havelide APA included as Exhibit 10.1 in the Current Report on Form 8-K dated February 27, 2015, and Exhibit 10.1 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference as though fully set forth herein.

Item 3.02  Unregistered Sales of Equity Securities

In connection with the consummation of the purchase of the Havelide Assets under the Havelide APA, and the Coalthane Assets under the Coalthane APA, the Company issued to Havelide at closing the Havelide Shares and the Warrant, and to Coalthane at closing the Coalthane Shares (together, the “Securities”).  The Securities were offered and sold in transactions exempt from registration under the Securities Act in reliance on Section 4(2) thereof and Rule 506 of Regulation D thereunder.

Item 8.01 Other Events.

On March 3, 2015, the Company issued a press release announcing that the Company had consummated the purchase of the Havelide Assets, and on March 5, 2015, the Company issued a press release announcing that the Company had consummated the purchase of the Coalthane Assets.  A copy of the press releases is filed as Exhibit 99.1 and 99.2 to this Current Report on Form 8-K and incorporated herein by reference as though fully set forth herein.

Item 9.01. Financial Statements and Exhibits.

Exhibits. The following exhibits are hereby filed as part of this Current Report on Form 8-K:

10.1	Asset Purchase Agreement by and among Petro River Oil Corp, Petro Spring II, LLC, Coalthane Tech LLC and certain shareholders, dated February 27, 2015.
99.1	Press release dated March 3, 2015 announcing the acquisition of the Havelide Assets.
99.2	Press release dated March 5, 2015 announcing the acquisition of the Coalthane Assets.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PETRO RIVER OIL CORP.

Date: March 5, 2015	By:	/s/ Scot Cohen
Scot Cohen
Chief Executive Officer